SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:
[X]     Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]     Definitive Information Statement
                             E-TREND NETWORKS, INC.
                (Name of Registrant As Specified in its Charter)

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

                             E-TREND NETWORKS, INC.
                              5919 3rd Street S.E.
                         Calgary, Alberta T2H 1K3 Canada


                              INFORMATION STATEMENT
              CORPORATE ACTION TO BE TAKEN EFFECTIVE APRIL 20, 2001


                                  INTRODUCTION

This Information Statement will be first sent or given to shareholders on or about March 30, 2001, in connection with corporate action to be taken effective April 20, 2001. E-Trend Networks, Inc. (the "Company") has adopted an amendment to its Certificate of Incorporation, which has an effective date of April 20, 2001.

**We Are Not Asking You for a Proxy and You are Requested Not to Send Us a Proxy.**



                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

Shareholders of the Company have adopted the amendment to the Certificate of Incorporation by means of a written consent dated March 15, 2001. On that date, 4,825,273 shares of Common Stock were issued and outstanding.

Voting Rights and Requirements

Consent from the holders of a majority of the shares outstanding was required to adopt the amendment to the Certificate of Incorporation.

Principal Security Holders

The following table sets forth information, as March 15, 2001, with respect to the beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock and by directors and officers of the Company, both individually and as a group:

                                                    Shares Owned Beneficially and
Beneficial Owners                                             of Record                  Percent of Class (1)
VHQ Entertainment Inc.                                       2,000,000                          41.43%
6201 - 46th Avenue
Red Deer, AB T6N 6Z1 Canada



E-Trend Networks, Inc. Information Statement - Page 1 of 3

                                                    Shares Owned Beneficially and
Beneficial Owners                                             of Record                  Percent of Class (1)<F1>
Web Capital Ventures Inc.                                      500,000                          10.36%
1400 West Cypress Creek Road
Fort Lauderdale, FL 33309

Gregg C. Johnson                                               250,000                           5.18%
6201 - 46th Avenue
Red Deer, AB T6N 6Z1 Canada

Trevor M. Hillman                                              250,000                           5.18%
6201 - 46th Avenue
Red Deer, AB T6N 6Z1 Canada

Martin McDonough                                               110,000                           2.28%
9116 Deni Dr NE
Lacey, WA 98516

Leonard Wayne Voth                                              54,360                           1.13%
4422 Stone Crescent
West Vancouver, BC V7V 1B7 Canada

Howard Bolinger                                                 16,667                           0.34%
2506 - 21st Avenue SW
Calgary, AB T3E 7H3 Canada

Paul Miller                                                     33,334                           0.69%
PO Box 191027
San Francisco, CA 94119

Caroline Armstrong                                                --                              --
#210 - 259 Midpark Way SE
Calgary, AB T2X 1M2 Canada

William Christie                                                  --                              --
55 Walls Drive, Suite 401
Fairfield, CT 06430-1869

Roy T. Grant                                                      --                              --
8701 Bluffstone #6207
Austin, TX 78759

Timothy J. Sebastian                                              --                              --
6201 - 46th Avenue
Red Deer, AB T6N 6Z1 Canada

Donald Spear                                                      --                              --
3450 SW Cascade Terrace
West Linn, OR 97068

Officers and directors as a group                            1,687,930                          14.3%
(11 persons)
----------

(1)<F1> Based on 4,825,273 shares outstanding. If a person listed on this table has the right to obtain additional shares of common stock within 60 days from March 15, 2001, the additional shares are deemed to be


E-Trend Networks, Inc. Information Statement - Page 2 of 3

         outstanding for the purpose of computing the percentage of class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.



Changes in Control

No arrangements are known to the Company, including any pledge by any person of securities of the Company, the operation of which may, at a subsequent date, result in a change in control of the Company.


AMENDMENT TO THE CERTIFICATE OF INCORPORATION

The Company has determined to amend its Certificate of Incorporation by changing its authorized capital to 20,000,000 shares of common stock, $0.0001 par value, and 1,000,000 shares of preferred stock, $0.0001 par value.

Management believes that it will not need more than 20,000,000 shares of common stock and 1,000,000 shares of preferred stock for the foreseeable future. By decreasing the authorized capital, the Company will reduce its annual franchise taxes paid to the State of Delaware, which computes such taxes on the basis of authorized capital.







E-Trend Networks, Inc. Information Statement - Page 3 of 3